                                                                EXHIBIT (99.4)


                                  ANNUAL REPORT
                                  -------------

                        Pursuant to Section 15(d) of the
                             Securities Act of 1934

















                            For the Fiscal Year Ended
                                December 31, 1994




                                   ----------



                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN
                 ----------------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS


   To the Board of Directors
   Raytheon Company:

   We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Employee Savings and Investment Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Employee Savings and Investment Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

   Boston, Massachusetts                           COOPERS & LYBRAND L.L.P.
   June 2, 1995

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1994 and 1993
                                   ----------

                                            1994            1993
                                            ----            ----

   Assets:
     Investments, at fair value
        (Notes B. E, F and I)             $8,659,123     $2,050,725

     Receivables:
       Accrued investment income                 122              9
       Employee deferrals                     36,445          9,278

     Loans receivable from participants      943,945        570,868

     Cash and cash equivalents                81,365          3,369
                                          ----------     ----------
        Total assets                       9,721,000      2,634,249
                                          ----------     ----------
   Liabilities:
     Payable for outstanding purchases         3,551           -
     Administrative expenses                  26,561         14,047
                                          ----------     ----------
        Total liabilities                     30,112         14,047
                                          ----------     ----------
   Net assets available for
       plan benefits                      $9,690,888     $2,620,202
                                          ==========     ==========

   The accompanying notes are an integral part of the financial statements.

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN
                       STATEMENTS OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS
              for the years ended December 31, 1994, 1993 and 1992
                                   ----------
                                               1994         1993       1992
                                               ----         ----       ----
   Additions to net assets
       attributable to:
     Investment income (Notes B. E and I):
       Change in net appreciation
         (depreciation) of investments   $  (38,996)  $   574,501  $  569,029
       Interest                             140,757       180,700     395,692
       Dividends                             64,011        68,660     133,475
       Capital gains distributions           67,730         1,937         -
                                         ----------   -----------  -----------
                                            233,502       825,798   1,098,196
                                         ----------   -----------  -----------
     Employee deferrals                   1,958,742     1,562,048   4,720,729
     Transfers in (Notes A and G)         3,525,480     2,395,136         -
     Other additions, net (Note H)        1,535,667          -           -
                                         ----------   -----------  -----------
                                          7,019,889     3,957,184   4,720,729
                                         ----------   -----------  -----------
        Total additions                   7,253,391     4,782,982   5,818,925
                                         ----------   -----------  -----------
   Deductions from net assets
       attributable to:
     Benefits to and withdrawals by
        participants                        177,807       220,371     340,476
     Administrative expenses                  4,898        14,230      22,255
     Transfers out (Notes A and G)             -       14,669,380         -
                                         ----------   -----------  -----------
          Total deductions                  182,705    14,903,981     362,731
                                          ----------  -----------  -----------
   Increase (decrease) in net assets       7,070,686  (10,120,999)  5,456,194
   Net assets, beginning of year           2,620,202   12,741,201   7,285,007
                                          ----------  -----------  -----------
   Net assets, end of year                $9,690,888  $ 2,620,202  $12,741,201
                                          ==========  ===========  ===========

   The accompanying notes are an integral part of the financial statements.

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

   A. Description of Plan:

      General

      The following description of the Raytheon Employee Savings and Investment Plan (the "Plan"), formerly The Badger Company, Inc. Savings and Investment Plan provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions. The Plan is a defined contribution plan. Through May 12, 1993, the Plan covered certain employees of Raytheon Engineers and Constructors, Inc., a wholly-owned subsidiary of Raytheon Company. On that day, the accounts of all participants in the plan were transferred to the Raytheon Savings and Investment Plan. The Plan was inactive until October 1, 1993. Effective October 1, 1993 and November 1, 1993, the Plan was amended to cover the employees of the Raytheon Support Services Company and the Range Systems Engineer Support Company, respectively, wholly-owned subsidiaries of Raytheon Company (the "Company"). On those days, the accounts of all these participants were transferred from the Raytheon Savings and Investment Plan into the Plan. Additional plan transfers became effective in 1994 (Note G). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1994 and 1993 were 1,278 and 138, respectively. Participants by fund were as follows as of December 31, 1994:

            Guaranteed Income Fund              640
            Equity Fund                         620
            Raytheon Common Stock Fund          616
            Stock Index Fund                    377
            Balanced Fund                       586

      Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

      Contributions and Deferrals

      Eligible employees were allowed to defer to the Plan up to 17% of their salaries effective January 1, 1994; previously, the maximum deferral was

      15%. The Company did not make matching contributions during fiscal years 1992 through 1994. As of December 31, 1994, the annual employee deferral cannot exceed $9,240. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of five funds: (a) a Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Common Stock,
      (d), a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, and (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments. Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

      Participant Accounts

      Each participant's account is credited with the participant's deferral and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

      Vesting

      Participants are immediately vested in their voluntary deferrals plus actual earnings thereon.

      Benefits and Withdrawals

      A participant may withdraw all or part of deferrals and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or part of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.

      Loans to Participants

      A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in THE WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

      Administrative expenses

      Substantially all expenses of administering the Plan are paid by the Plan.

   B. Summary of Significant Accounting Policies:

      The Plan's guaranteed income contracts are valued at cost, defined as net employee deferrals plus interest earned at contracted rates, which approximates fair value. The Plan will adopt the AICPA's Statement of Position 94-4, "Reporting of Investment Contracts held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans," in 1995. The adoption of this statement is not expected to have a material financial impact on the Pland. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

      Security transactions are recorded on trade date. Except for its guaranteed income contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

      The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

      Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

      Benefits are recorded when paid.

   C. Federal Income Tax Status:

      The Plan obtained its latest determination letter in 1989, in which the Internal Revenue Service stated that the Plan, as then designated, was incompliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

   D. Plan Termination:

      Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants are 100% vested in their accounts.

   E. Guaranteed Income Contracts (GICs):

      The Plan holds three collateralized fixed income investment portfolios (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates will be adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annual rates were 6.07%, 6.68% and 6.01% and the effective annual rates were 6.26%, 6.91% and 6.19%, respectively, at December 31, 1994. The values of the portfolios managed by Metropolitan Life Insurance Company, The Prudential Asset Management Company and Banker's Trust were $1,231,876, $797,096 and $1,237,527, respectively, at December 31, 1994. The values at December 31, 1993 held with Metropolitan Life Insurance Company, Prudential Asset Management Company and Banker's Trust were $445,527, $307,519 and $515,417, respectively.

   F. Related Party Transactions:

      In accordance with the provisions of the Plan, State Street Bank and Trust Company (the "Trustee") acted as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock until July 31, 1992. Effective, July 31, 1992, Fidelity Management Trust Co. (the "Trustee") acts as the Plan's agent for purchases and sales of Raytheon Company Common Stock. For the years ended December 31, 1994, 1993 and 1992, purchases of Raytheon Company Common Stock amounted to $80,834, $119,832 and $472,884, respectively. Sales of Raytheon Company Common Stock amounted to $20,308, $27,516 and $5,293 in 1994, 1993 and 1992,
      respectively.

   G. Plan Transfers:

      Effective December 31, 1994, all Plan assets and the accounts of all participants of the Raytheon Subsidiary Savings and Investment Plan were transferred into the Plan.

      Effective May 4, 1994, the accounts of all employees of NASA Logistics Support Services who participated in the Raytheon Savings and Investment Plan were transferred into the Plan.

      Effective February 10, 1994, the accounts of certain employees of Caloric Corporation who participated in the Raytheon Subsidiary Savings and Investment Plan were transferred into the Plan.

   H. Other Additions and Deductions:

      Other additions and deductions represent transfers of participant accounts between the Raytheon Employee Savings and Investment Plan and the Raytheon Savings and Investment Plan, the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees, and the Raytheon Subsidiary Savings and Investment Plan for those participants who changed plans during the year.


        PAGE 10

 G. Fund Data: The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                            1994
                                        --------------------------------------------------------------------------
                                        Guaranteed             Raytheon    Stock
                                        Income     Equity       Common     Index       Balanced    Loan
                                        Fund        Fund       Stock Fund  Fund          Fund      Fund        Total
                                       ----------  ------      ----------  -----       --------    ----        -----
   Assets:
     Investments, at fair value:
       Guaranteed Income Contracts     $3,266,499                                                                 $3,266,499
      Fidelity Equity Income Fund
            (61,400 shares)                 -      $1,884,997                                                      1,884,997
      Raytheon Company Common Stock
            (22,914 shares)                 -            -        $1,463,602                                       1,463,602
      BT Pyramid Equity Index Fund
            (775 shares)                    -            -              -      $776,258                              776,258
      Fidelity Balanced Fund
            (103,154 shares)                -            -              -          -      $1,267,767               1,267,767
                                      ----------   ----------     ----------   --------   ----------              ----------
            Total investments          3,266,499    1,884,997      1,463,602    776,258    1,267,767               8,659,123

   Receivables:
     Accrued investment income              -            -                83         39         -                        122
     Employee deferrals                    6,988        8,297          7,513      5,411        8,236                  36,445

   Loans receivable from
      participants                          -            -              -          -            -       $943,945     943,945

   Cash and cash equivalents              53,719         -            19,192      8,454         -           -         81,365
                                      ----------   ----------     ----------   --------   ----------    --------  ----------
      Total assets                     3,327,206    1,893,294      1,490,390    790,162    1,276,003     943,945   9,721,000

   Liabilities:
     Payable for outstanding
        purchases                           -            -             3,551       -            -           -          3,551

     Administrative expenses               8,182        6,057          4,899      2,482        4,941        -         26,561
                                      ----------   ----------     ----------   --------   ----------    --------  ----------
      Total liabilities                    8,182        6,057          8,450      2,482        4,941        -         30,112
                                      ----------   ----------     ----------   --------   ----------    --------  ----------
   Net assets available for plan
        benefits                      $3,319,024   $1,887,237     $1,481,940   $787,680   $1,271,062    $943,945  $9,690,888
                                      ==========   ==========     ==========   =========  ==========    ========  ==========


        PAGE 11

G. Fund Data (cont.) The following is a summary of net assets available for plan benefits by fund as of December 31:
                                                                  1993
                                    --------------------------------------------------------------------------
                                    Guaranteed              Raytheon    Stock
                                      Income    Equity       Common     Index       Balanced    Loan
                                       Fund      Fund       Stock Fund  Fund          Fund      Fund        Total
                                    ----------  ------      ----------  -----       --------    ----        -----
Assets:
  Investments, at fair value:
    Guaranteed Income Contracts      $1,268,463                                                          $1,268,463
   Fidelity Equity Income Fund
         (12,184 shares)               -     $412,320                                                       412,320
   Raytheon Company Common Stock
         (2,316 shares)                -         -       $152,827                                           152,827
   BT Pyramid Equity Index Fund
         (165 shares)                  -         -           -       $163,101                               163,101
   Fidelity Balanced Fund
         (4,034 shares)                -         -           -           -       $54,014                     54,014
                                 ----------  --------    --------    --------    -------                 ----------
         Total investments        1,268,463   412,320     152,827     163,101     54,014                  2,050,725

Receivables:
  Accrued investment income            -         -              4           5       -                             9
  Employee deferrals                  3,047     2,726         907       1,105      1,493                      9,278

Loans receivable from
   participants                        -         -           -           -          -       $570,868        570,868

Cash and cash equivalents              -         -          1,853       1,516       -           -             3,369
                                 ----------  --------    --------    --------    -------    --------     ----------
   Total assets                   1,271,510   415,046     155,591     165,727     55,507     570,868      2,634,249

Liabilities:
  Administrative expenses             8,692     2,822       1,037        1,118        378        -            14,047
                                 ----------  --------    --------     --------    -------    --------     ----------
   Total liabilities                  8,692     2,822       1,037        1,118        378        -            14,047
                                 ----------  --------    --------    --------    -------    --------     ----------
Net assets available for plan
   benefits                      $1,262,818  $412,224    $154,554    $164,609    $55,129    $570,868     $2,620,202
                                 ==========  ========    ========    ========    =======     ========    ==========

        PAGE 12
G. Fund Data,(cont.): The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                                 1994
                                    --------------------------------------------------------------------------------
                                    Guaranteed         Raytheon   Stock
                                      Income    Equity        Common    Index       Balanced       Loan
                                       Fund      Fund       Stock Fund  Fund          Fund         Fund           Total
                                    ----------  ------      ----------  -----       --------       ----           -----
Additions to net assets
   attributable to:
  Investment income:
    Change net in appreciation
      (depreciation) of
      investments                               $  (71,932) $   51,361  $   12,718  $  (31,143)             $   (38,996)
       Interest                     $  140,115        -            436         206        -                     140,757
       Dividends                          -         31,170      20,217        -         12,624                   64,011
       Capital gains distributions        -         67,730        -           -                                  67,730
                                    ----------  ----------  ----------  ----------   ---------              -----------
                                       140,115      26,968      72,014      12,924     (18,519)                 233,502
                                    ----------  ----------  ----------  ----------   ---------              -----------
     Employee deferrals                434,009     455,767     349,036     255,044     464,886                1,958,742
     Transfers in                      841,903     704,481     759,671     268,837     680,676  $269,912      3,525,480
     Other additions, net              918,166     355,765     135,892      79,195      46,649      -         1,535,667
                                    ----------  ----------  ----------  ----------  ----------  --------    -----------
                                     2,194,078   1,516,013   1,244,599     603,076   1,192,211   269,912      7,019,889
                                    ----------  ----------  ----------  ----------  ----------  --------    -----------
      Total additions                2,334,193   1,542,981   1,316,613     616,000   1,173,692   269,912      7,253,391
                                    ----------  ----------  ----------  ----------  ----------  --------    -----------

Deductions from net assets
   attributable to:
  Benefits to and withdrawals
   by participants                     105,906      26,158      31,265       8,013     6,465        -           177,807
     Administrative expenses             1,317         711       1,381         353     1,136        -             4,898
                                    ----------  ----------  ----------  ----------  --------    --------    -----------
      Total deductions                 107,223      26,869      32,646        8,366    7,601        -           182,705
                                    ----------  ----------  ----------  ----------  --------    --------    -----------
   Interfund transfers                (103,240)     (8,901)     56,967      15,840    39,334        -              -
   Loans to participants              (178,961)    (71,274)    (35,510)    (17,417)  (15,184)    318,346           -
   Repayment of loan principal         111,437      39,076      21,962      17,014    25,692    (215,181)          -
                                    ----------  ----------  ----------  ----------  --------    --------    -----------
   Increase in net assets            2,056,206   1,475,013   1,327,386     623,071  1,215,933    373,077      7,070,686
   Net assets, beginning of year     1,262,818     412,224     154,554     164,609    55,129     570,868      2,620,202

                                    ----------  ----------  ----------  ----------  --------    --------    -----------
   Net assets, end of year          $3,319,024  $1,887,237  $1,481,940  $  787,680  $1,271,062  $943,945    $ 9,690,888
                                    ==========  ==========  ==========  ==========  ========    ========    ===========

        PAGE 13

G. Fund Data (cont. The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                                 1993
                                    --------------------------------------------------------------------------------
                                    Guaranteed         Raytheon   Stock
                                      Income    Equity        Common    Index       Balanced       Loan
                                       Fund      Fund       Stock Fund  Fund          Fund         Fund           Total
                                    ----------  ------      ----------  -----       --------       ----           -----
Additions to net assets
   attributable to:
  Investment income:
    Change in net appreciation
     (depreciation) of
     investments                             $  327,371  $  146,707  $   66,946  $ 33,424                $   574,501
    Interest                     $  180,677        -            23           53      -                       180,700
       Dividends                       -         37,057      27,111        -        4,492                     68,660
       Capital gains
          distributions                -          1,413        -           -          524                      1,937
                                 ----------  ----------  ----------  ----------  --------                -----------
                                    180,677     365,841     173,841      66,999    38,440                    825,798
                                 ----------  ----------  ----------  ----------  --------                -----------
    Employee deferrals              700,632     460,542     105,678     242,676    52,520                  1,562,048
    Transfers in                  1,244,727     392,045     130,208     156,134    43,348    $428,674      2,395,136
                                 ----------  ----------  ----------  ----------  --------    --------    -----------
                                  1,945,359     852,587     235,886     398,810    95,868     428,674      3,957,184
                                 ----------  ----------  ----------  ----------  --------    --------    -----------
      Total additions             2,126,036   1,218,428     409,727     465,809   134,308     428,674      4,782,982
                                 ----------  ----------  ----------  ----------  --------    --------    -----------
Deductions from net assets
   attributable to:
  Benefits to and withdrawals
   by participants                  145,078      40,595      17,728      16,240       730        -           220,371
  Administrative expenses             8,814       2,853       1,052       1,130       381        -            14,230
  Transfers out                   6,712,769   4,260,265   1,313,252   1,617,788   397,849     367,457     14,669,380
                                 ----------  ----------  ----------  ----------  --------    --------    -----------
   Total deductions               6,866,661   4,303,713   1,332,032   1,635,158   398,960     367,457     14,903,981
                                 ----------  ----------  ----------  ----------  --------    --------    -----------
Interfund transfers                (360,743)    208,560     (84,561)    (72,040)  308,784        -              -
Loans to participants              (214,685)   (141,953)    (37,483)    (47,436)     (678)    442,235           -
Repayment of loan principal         125,404      61,562      24,264      30,611    11,675    (253,516)          -
                                 ----------  ----------  ----------  ----------  --------    --------    -----------
Increase (decrease)
   in net assets                 (5,190,649) (2,957,116) (1,020,085) (1,258,214) 55,129      249,936     (10,120,999)
Net assets, beginning of year     6,453,467   3,369,340   1,174,639   1,422,823    -         320,932      12,741,201
                                 ----------  ----------  ----------  ----------  --------    --------    -----------
Net assets, end of year          $1,262,818  $  412,224  $  154,554  $  164,609  $ 55,129    $570,868    $ 2,620,202
                                 ==========  ==========  ==========  ==========  ========    ========    ===========
        PAGE 14

G. Fund Data (cont.): The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                 1992
                                 -------------------------------------------------------------------------
                                 Guaranteed               Raytheon   Stock
                                   Income    Equity        Common    Index       Loan
                                    Fund      Fund       Stock Fund  Fund        Fund              Total
                                 ----------  ------      ----------  -----       ----              -----
Additions to net assets
   attributable to:
 Investment income:
    Change in net appreciation
     (depreciation) of
     investments                             $  272,416  $  198,244  $   98,369              $   569,029
   Interest                      $  395,024          54        365          249                  395,692
   Dividends                            -        106,862      26,613        -                     133,475
                                 ----------  ----------  ----------  ----------              -----------
                                    395,024     379,332     225,222      98,618                1,098,196
                                 ----------  ----------  ----------  ----------              -----------
     Employee deferrals           2,426,749   1,119,275     373,621     801,084                4,720,729
                                 ----------  ----------  ----------  ----------              -----------
      Total additions             2,821,773   1,498,607     598,843     899,702                5,818,925
                                 ----------  ----------  ----------  ----------              -----------
Deductions from net assets
     attributable to:
  Benefits to and withdrawals
   by participants                  214,015      85,937      24,871      15,653                  340,476
  Administrative expenses            11,606       6,053       2,253       2,343                   22,255
                                 ----------  ----------  ----------  ----------              -----------
   Total deductions                 225,621      91,990      27,124      17,996                  362,731
                                 ----------  ----------  ----------  ----------              -----------
Interfund transfers                (260,392)    129,701     (90,118)    220,809                    -
Loans to participants              (189,221)    (74,432)    (20,587)    (33,243) $317,483          -
Repayment of loan principal          40,057      26,580       5,565      14,641   (86,843)         -
                                 ----------  ----------  ----------  ----------  --------    -----------
Increase in net assets            2,186,596   1,488,466     466,579   1,083,913   230,640      5,456,194
Net assets, beginning of year     4,266,871   1,880,874     708,060     338,910    90,292      7,285,007
                                 ----------  ----------  ----------  ----------  --------    -----------
Net assets, end of year          $6,453,467  $3,369,340  $1,174,639  $1,422,823  $320,932    $12,741,201
                                 ==========  ==========  ==========  ==========  ========    ===========


        PAGE 15

            SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Raytheon Employee Savings and Investment Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN



BY     /s/ Gail P. Anderson
           Gail P. Anderson
           Vice President - Human Resources


 DATE  June 28, 1995